UNITED STATES OF AMERICA
BEFORE
THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

STATE OF ALABAMA
ALABAMA DEPARTMENT OF BANKING
MONTGOMERY, ALABAMA

In the Matter of	) )
	)	Docket Nos.	04-021-B-HC
AMSOUTH BANCORPORATION	)		04-021-B-SM
Birmingham, Alabama	)		04-021-CMP-HC
	)		04-021-CMP-SM
and	)
AMSOUTH BANK Birmingham, Alabama	) ) ) )	Cease and Desist Order and Order of Assessment of a Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as Amended

        WHEREAS, AmSouth Bancorporation, Birmingham, Alabama (“AmSouth”), a registered bank holding company, and its subsidiary bank, AmSouth Bank, Birmingham, Alabama (the “Bank”), an Alabama state-chartered bank that is a member of the Federal Reserve System, are taking steps to address deficiencies identified by the Federal Reserve Bank of Atlanta (the “Reserve Bank”) in several areas, including the Bank’s compliance with all applicable federal laws, rules, and regulations relating to anti-money laundering (“AML”), including the Currency and Foreign Transactions Reporting Act (31 U.S.C. 5311 et seq.) (the Bank Secrecy Act or “BSA”), the rules and regulations issued thereunder by the U.S. Department of the Treasury (31 C.F.R. Part 103), and the AML provisions of Regulation H of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. 208.62 and 208.63);

        WHEREAS, in order to ensure that AmSouth and the Bank fully address all deficiencies in the Bank’s AML policies and procedures, customer due diligence practices, fraud detection program, internal control environment, management oversight, and responses to law enforcement and regulatory requests, the Board of Governors, AmSouth, and the Bank have mutually agreed to enter into this combined consent Cease and Desist Order and Order of Assessment of a Civil Money Penalty (the “Order”);

        WHEREAS, the Bank engaged in (a) violations of section 208.63 of Regulation H of the Board of Governors by failing to establish and maintain procedures reasonably designed to assure and monitor compliance with the BSA; (b) violations of section 208.62 of Regulation H of the Board of Governors by failing to file accurate, complete, or timely Suspicious Activity Reports (“SARs”); and (c) unsafe and unsound practices by failing to have adequate systems in place to prevent, identify, and report criminal activity conducted through the Bank, and failing to promptly and fully cooperate with law enforcement authorities in the review and investigation of such activity;

        WHEREAS, AmSouth and the Bank have consented to the assessment of a civil money penalty by the Board of Governors in the amount of ten million dollars ($10,000,000) for the Bank’s aforementioned violations of law and regulation and unsafe and unsound practices, and by the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) for violations of the anti-money laundering program and suspicious activity reporting requirements of the BSA;

        WHEREAS, AmSouth and the Bank have entered into a Deferred Prosecution Agreement with the U.S. Attorney’s Office for the Southern District of Mississippi on October 12, 2004 in

connection with an Information charging violations of the BSA relating to the filing of inaccurate, incomplete, or late SARs;

        WHEREAS, the State of Alabama Department of Banking (the “Superintendent”) joins in all provisions of this Order except the civil money penalty assessment set forth in paragraphs 8 and 9 of this Order; and

        WHEREAS, on October 12, 2004, the boards of directors of AmSouth and the Bank, at duly constituted meetings, adopted resolutions authorizing and directing T. Kurt Miller, General Counsel, to enter into this Order on behalf of AmSouth and the Bank, and consenting to compliance with each and every applicable provision of this Order by AmSouth, the Bank, and their institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. 1813(u) and 8(b)(3)), and waiving any and all rights that AmSouth and the Bank may have pursuant to section 8 of the FDI Act (12 U.S.C. 1818) to: (i) a hearing for the purpose of taking evidence on any matters set forth in this Order; (ii) judicial review of this Order; and (iii) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provisions hereof.

        NOW, THEREFORE, before the taking of any testimony or adjudication of, or finding on any issue of fact or law herein, and without this Order constituting an admission of any allegation made or implied by the Board of Governors or the Superintendent in connection with this proceeding;

        IT IS HEREBY ORDERED that, pursuant to sections 8(b)and 8(i) of the FDI Act (12 U.S.C. 1818(b) and (1818(i)), AmSouth, the Bank, and their institution-affiliated parties cease and desist and take the following affirmative action:

Anti-Money Laundering Compliance

        1.     (a) AmSouth and the Bank shall engage a qualified independent consultant (the “Consultant”) acceptable to the Reserve Bank and the Superintendent to conduct a comprehensive review of the Bank’s AML compliance program and make recommendations, as appropriate, for new policies and procedures to be implemented by the Bank. AmSouth and the Bank may continue to retain the independent consultant hired prior to the date of this Order and make enhancements to the terms of the engagement as necessary to comply with the terms of this Order. Under the terms of the engagement, the Consultant shall:

(i)

Conduct a comprehensive review of the Bank’s policies and procedures for compliance with: the BSA and the rules and regulations thereunder; the AML provisions of Regulation H of the Board of Governors; customer due diligence policies and procedures; administrative summonses, subpoenas, and other law enforcement requests; and the regulations of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (31 C.F.R. 500 et seq.), as well as any guidelines issued or administered by OFAC;

(ii)	assist the Bank in establishing the programs described in paragraphs 2 and 3 of this Order; and

(iii)

assist the boards of directors of AmSouth and the Bank in their review of the Bank’s governance, management, and reporting structure for the Bank’s AML, customer due diligence, and fraud detection programs.

           (b) The review described in paragraph 1(a)(i) of this Order shall be completed within 60 days of this Order.

           (c) Upon completion of the review described in paragraph 1(a)(i) of this Order, the Consultant shall provide to the Reserve Bank and the Superintendent a report (the “Consultant’s Report”) detailing the findings, conclusions, and recommendations of the review.

       2. Within 30 days of the completion of the Consultant’s Report, AmSouth and the Bank shall submit to the Reserve Bank and the Superintendent an acceptable written program designed to ensure compliance with all applicable provisions of the BSA and the rules and regulations issued thereunder, as required by section 208.63 of Regulation H of the Board of Governors. The program shall provide for updates, on an ongoing basis, as necessary to incorporate amendments to the BSA and the rules and regulations issued thereunder. The program, at a minimum, shall provide for:

           (a) Adequate internal controls to ensure compliance with the BSA and the rules and regulations issued thereunder;

           (b) independent testing of compliance with the BSA and the rules and regulations issued thereunder that provides for and includes:

(i)	compliance testing for all appropriate business lines conducted by qualified staff who are independent of the Bank’s compliance function;

(ii)	formal, documented work programs, including adequately detailed reports and workpapers;

(iii)	the review of independent testing results by senior management;

(iv)	procedures to ensure that senior management institutes appropriate actions in response to independent testing results; and

(v)	direct lines of reporting between the independent testing function and the Bank’s board of directors or its designee;

           (c) management of the Bank’s BSA compliance program and AML controls by a qualified officer who has responsibility for all BSA compliance and related matters, including, without limitation, (i) the identification and timely, accurate, and complete reporting to law enforcement and supervisory authorities of unusual or suspicious activity or known or suspected criminal activity committed against or involving the Bank, and (ii) monitoring the Bank’s compliance and ensuring that full and complete corrective action is taken with respect to all previously identified violations and deficiencies; and

           (d) effective training for all appropriate personnel (including, but not limited to, customer contact personnel across all business lines) in all areas related to BSA and AML requirements, with an emphasis on accurate form completion and the identification and reporting of known or suspected criminal activity, and the updating of training on a regular basis.

Suspicious Activity Reporting and Customer Due Diligence

        3. Within 30 days of the completion of the Consultant’s Report, AmSouth and the Bank shall submit to the Reserve Bank and the Superintendent an acceptable written customer due diligence program designed to reasonably ensure the identification and timely, accurate, and complete reporting of all known or suspected violations of law and suspicious activities against or involving the Bank to law enforcement and supervisory authorities, as required by the suspicious activity reporting provisions of Regulation H of the Board of Governors (12 C.F.R. 208.62). At a minimum, the program shall include:

           (a) A risk-focused assessment of the Bank’s customer base to:

(i)	identify the categories of customers whose transactions and banking activities are routine and usual; and

(ii)

determine the appropriate level of enhanced due diligence necessary for those categories of customers that the Bank has reason to believe pose a heightened risk of illicit activities at or through the Bank;

           (b) for those customers whose transactions require enhanced due diligence, additional procedures to:

(i)	determine the appropriate documentation necessary to confirm the business activities of the customer; and

(ii)	understand the normal and expected transactions of the customer; and

            (c) procedures designed to ensure proper identification and reporting of all known or suspected violations of law and suspicious transactions, including but not limited to:

(i)	effective monitoring of customer accounts and transactions;

(ii)	detailed, comprehensive procedures designed to ensure that suspicious activity is consistently identified and reported across business lines;

(iii)	procedures to ensure that matters evaluated for risk of loss or litigation are also reviewed for potential suspicious activity;

(iv)	appropriate participation by senior management in the process of identifying, reviewing, and reporting potentially suspicious activity; and

(v)	adequate referral of information about potentially suspicious activity through appropriate reporting lines and levels of management.

Transaction Review

        4.     (a) Within 20 days of this Order, AmSouth and the Bank shall engage the Consultant or another qualified independent firm acceptable to the Reserve Bank and the Superintendent to conduct a review of account and transaction activity for the time period from September 1, 2001 through the present to determine whether suspicious activity involving accounts or transactions at, by, or through the Bank was properly identified and reported in accordance with the applicable suspicious activity reporting regulations (the “Transaction Review”).

           (b) Prior to the commencement of the Transaction Review, AmSouth and the Bank shall submit to the Reserve Bank and the Superintendent for approval an engagement letter that sets forth:

(i)	The scope of the Transaction Review, including the types of accounts and transactions to be reviewed;

(ii)	the methodology for conducting the Transaction Review, including any sampling procedures to be followed; and

(iii)	the expertise and resources to be dedicated to the Transaction Review.

            (c) Upon completion of the Transaction Review, AmSouth and the Bank shall provide to the Reserve Bank and the Superintendent a copy of the consultant’s report detailing the findings of the Transaction Review at the same time the report is provided to the Bank.

           (d) Upon completion of the Transaction Review, AmSouth and the Bank shall ensure that all transactions required to be reported that have not previously been reported are reported in accordance with applicable rules and regulations.

Internal Controls

        5. Within 30 days of the completion of the Consultant’s Report, AmSouth and the Bank shall submit to the Reserve Bank and the Superintendent acceptable written procedures designed to strengthen the Bank’s internal controls. The procedures shall, at a minimum, address, consider, and include:

           (a) Establishment of effective management information systems (“MIS”) in all business lines to support suspicious activity reporting and the integration of such MIS across business lines to ensure that all necessary information is readily available, reliable, identifiable, and accessible by staff of the Bank’s various compliance functions, including, audit, compliance, legal, and fraud detection;

           (b) appropriate segregation of duties; and

           (c) guidelines designed to ensure prompt and complete responses to administrative summonses, subpoenas, and other law enforcement requests.

Management Review

        6. Within 90 days of this Order, the boards of directors of AmSouth and the Bank shall conduct a review of the governance and organization of the Bank’s AML compliance, customer due diligence, and fraud detection programs and the performance of the Bank’s staff responsible for such programs (collectively, the “Management Review”). At the conclusion of the Management Review, the boards of directors of AmSouth and the Bank shall forward to the Reserve Bank and the Superintendent a written report that includes findings, conclusions, and a description of specific actions that the boards of directors propose to take to strengthen the Bank’s AML compliance, customer due diligence, and fraud detection programs. The primary purpose of the Management Review shall be to aid in the development of a management and reporting structure for the Bank’s AML compliance, customer due diligence, and fraud detection programs that is appropriate for the Bank’s size and complexity and is adequately staffed by qualified and trained personnel. The Management Review shall, at a minimum, address, consider, and include:

           (a) An evaluation of each current senior officer with responsibilities related to the Bank’s AML compliance, customer due diligence, and fraud detection programs to determine whether the individual possesses the ability, experience, and other qualifications required to competently perform present and anticipated duties, including the ability to provide appropriate oversight, to ensure compliance with all applicable laws, rules, and regulations, to adhere to established policies and procedures, and to comply with the requirements of this Order;

           (b) a plan to recruit, hire, or appoint additional or replacement personnel with the requisite ability, experience, and other qualifications required to competently perform their assigned duties;

           (c) adequate resources and staffing necessary to implement and maintain effective AML compliance, customer due diligence, and fraud detection programs;

           (d) MIS adequate to ensure that appropriate management personnel receive timely and accurate reports;

           (e) reporting lines and escalation procedures; and

           (f) the deficiencies related to management, operations, and staffing of the AML compliance, due diligence, and fraud prevention programs noted in the report of the examination conducted by the Reserve Bank in June 2004.

Interaction with Regulatory Authorities

        7. Within 30 days of this Order, AmSouth and the Bank shall submit to the Reserve Bank and the Superintendent acceptable revised written policies and procedures that govern the conduct of AmSouth and Bank personnel in all regulatory matters, including, but not limited to interaction with and information requests by Reserve Bank and Department examiners. The policies and procedures shall, at a minimum, ensure that all AmSouth and Bank personnel provide prompt, complete, and accurate information to banking regulators, and provide for employee training that emphasizes the importance of full cooperation with banking regulators by all employees.

Civil Money Penalty Assessment

        8.    The Board of Governors hereby assesses AmSouth and the Bank a joint civil money penalty in the amount of ten million dollars ($10,000,000).

        9.    (a) The civil money penalty assessed pursuant to paragraph 8 of this Order shall be concurrent with the penalty of ten million dollars ($10,000,000) assessed against the Bank by FinCEN.

               (b)   The penalty payments to the Board of Governors and FinCEN described in paragraphs 8 and 9(a) of this Order shall be satisfied by one payment of ten million dollars ($10,000,000) to the U.S. Department of the Treasury.

Compliance with Order

        10. Within 10 days after the end of each month following the date of this Order, the boards of directors of AmSouth and the Bank shall submit to the Reserve Bank and the Superintendent written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Order, and the results thereof. Management’s responses to any independent testing or audit reports on AML compliance, customer due diligence, and fraud detection programs prepared by internal and external auditors shall be included with the progress report. The Reserve Bank and the Superintendent may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.

Approval of Programs and Procedures

        11. The written programs, policies, procedures, and engagement letter required by paragraphs 2, 3, 4(b), 5, and 7 of this Order shall be submitted to the Reserve Bank and the Superintendent for review and approval. Acceptable programs, policies, procedures, and an acceptable engagement letter shall be submitted within the time periods set forth in this Order. The Bank and AmSouth, where applicable, shall adopt the approved programs, policies, procedures, and engagement letter within 10 days of approval by the Reserve Bank and the Superintendent and then shall fully comply with them. During the term of this Order, the Bank and AmSouth, where applicable, shall not amend or rescind the approved programs, policies, procedures, and engagement letter without the prior written approval of the Reserve Bank and the Superintendent.

Communications

        12. All communications regarding this Order shall be sent to:

(a)	Mr. William B. Estes III Senior Vice President Federal Reserve Bank of Atlanta 1000 Peachtree Street, N.E. Atlanta, Georgia 30309-4470

(b)	Mr. Anthony Humphries Superintendent of Banks 401 Adams Avenue, Ste. 680 Montgomery, Alabama 36130-1201

(c)	Mr. C. Dowd Ritter Chairman of the Boards of Directors and Chief Executive Officer AmSouth Bancorporation and AmSouth Bank P. O. Box 11007 1900 5th Avenue N. AmSouth Center Birmingham, Alabama 35288

Miscellaneous

        13. Notwithstanding any provision of this Order to the contrary, the Reserve Bank and the Superintendent may, in their sole discretion, grant written extensions of time to AmSouth and the Bank to comply with any provision of this Order.

        14. The provisions of this Order shall be binding upon AmSouth and the Bank and all of their institution-affiliated parties, in their capacities as such, and their successors and assigns.

        15. Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated or suspended by the Reserve Bank and the Superintendent.

        16. The provisions of this Order shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, the Superintendent or any other federal or state agency from taking any other action affecting AmSouth, the Bank or any of their current or former institution-affiliated parties and their successors and assigns.

        17. The Alabama Superintendent of Banks, having duly approved this Cease and Desist Order, and AmSouth and the Bank, through their respective boards of directors, agree that the issuance of this Cease and Desist Order by the Board of Governors shall be binding as between AmSouth, the Bank, and the Alabama Superintendent of Banks to the same degree and legal effect that such Cease and Desist Order would be binding on AmSouth and the Bank if the Alabama Superintendent of Banks had issued a separate Cease and Desist Order that included and incorporated all of provisions of the foregoing Cease and Desist Order pursuant to the provisions of the Code of Alabama Sections 5-2A-12 and 5-13B-11 (1975).

        By order of the Board of Governors of the Federal Reserve System and the Alabama Superintendent of Banks, effective this 12th day of October, 2004.

AMSOUTH BANCORPORATION		BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
By:	/s/ T. Kurt Miller	By:	/s/ Jennifer J. Johnson

	T. Kurt Miller General Counsel		Jennifer J. Johnson Secretary of the Board

AMSOUTH BANK		ALABAMA SUPERINTENDENT OF BANKS
By:	/s/ T. Kurt Miller	By:	/s/ Anthony Humphries

	T. Kurt Miller General Counsel		Anthony Humphries Superintendent of Banks